EXHIBIT 99.1
FirstCash Announces $200 Million Increase to Share Repurchase Program
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Fort Worth, Texas (October 28, 2026) -- FirstCash Holdings, Inc. (“FirstCash” or the “Company”) (Nasdaq: FCFS), the leading international operator of more than 3,300 retail pawn stores, today announced that its Board of Directors has increased the Company’s stock repurchase authorization by $200 million, bringing the total authorization under the program to $350 million.

Under the existing share repurchase program authorized in July 2026, FirstCash has repurchased to date 644,000 shares of its outstanding common stock at an average price of $199.46 per share, for an aggregate purchase price of $128 million. With the increased authorization and as of today’s market open, the Company now has $222 million in remaining authorization under the current program.

“We have meaningfully increased our share repurchase authorization to $350 million to opportunistically return value to shareholders as we see a growing disconnect between our current valuation and FirstCash’s progress toward our long-term growth objectives,” said Rick Wessel, FirstCash’s CEO.

“Our primary strategic focus remains the global growth of core pawn operations through accretive acquisitions and new store openings, and we continue to see significant opportunities to add locations in each of our geographic segments. FirstCash’s ability to simultaneously fund store growth and increase the share repurchase program authorization reflects the continued strength of the Company’s balance sheet, its record free cash flows and the recent upsizing of our unsecured revolving credit facility.

“We are proud of FirstCash’s long-standing history of providing enhanced shareholder returns through share repurchases and dividends. Over the past 25 years, the Company has repurchased almost 27 million shares of common stock at an aggregate cost of $1.7 billion or an average price of $64 per share. Notable as well, is that we have averaged $139 million in annual share repurchases over the last ten years and that our cash dividends have increased every year since we initiated the dividend program in 2016,” concluded Mr. Wessel.

Under the amended share repurchase plan, the Company may purchase common stock in open market transactions, block or privately negotiated transactions, and may from time to time purchase shares pursuant to a trading plan in accordance with Rule 10b5-1 and Rule 10b-18 under the Exchange Act or by any combination of such methods. The number of shares to be purchased and the timing of the purchases are based on a variety of factors, including, but not limited to, the level of cash balances, liquidity needs, credit availability, debt covenant restrictions, general business and economic conditions, regulatory requirements, the market price of the Company’s stock, the Company’s dividend policy and the availability of acquisitions or other alternative investment opportunities. No time limit was set for completion of repurchases under the new authorization and the program may be suspended or discontinued at any time.

About FirstCash

FirstCash is the leading international operator of pawn stores focused on serving cash and credit-constrained consumers. FirstCash operates more than 3,300 pawn stores in the U.S., Latin America and the U.K. Most of the stores buy and sell a wide variety of jewelry, electronics, tools, appliances, sporting goods, musical instruments and other merchandise, and make small non-recourse pawn loans secured by pledged personal property. FirstCash’s pawn operations account for approximately 90% of net revenue, with the remainder provided by its wholly owned subsidiary, AFF, a leading provider of customer payment solutions at the point-of-sale for retailers of consumer goods and services.

FirstCash is a component company in both the Standard & Poor’s MidCap 400 Index® and the Russell 2000 Index®. FirstCash’s common stock (ticker symbol “FCFS”) is traded on the Nasdaq, the creator of the world’s first electronic stock market. For additional information regarding FirstCash and the services it provides, visit FirstCash’s websites located at http://www.firstcash.com, http://www.americanfirstfinance.com and http://www.handt.co.uk.

Forward-Looking Information

This release contains forward-looking statements about the business, financial condition, outlook and prospects of FirstCash Holdings, Inc. and its wholly owned subsidiaries (together, the “Company”). Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as “outlook,” “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” “would,” “anticipates,” “potential,” “confident,” “optimistic,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, guidance, expectations, outlook and future plans. Forward-looking statements can also be identified by the fact these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties.

These forward-looking statements are made to provide the public with management’s current expectations with regard to the share repurchase program. While the Company believes the expectations reflected in forward-looking statements are reasonable, there can be no assurances such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. Certain factors may cause results to differ materially from those anticipated by the forward-looking statements made in this release. Such factors and risks may include, without limitation, the risks, uncertainties and regulatory developments discussed and described in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), including the risks described in Part I, Item 1A, “Risk Factors” thereof, and other reports filed with the SEC. Many of these risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. The forward-looking statements contained in this release speak only as of the date of this release, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

For further information, please contact:
Gar Jackson
Global IR Group
Phone:     (817) 886-6998
Email:     gar@globalirgroup.com

Doug Orr, Executive Vice President and Chief Financial Officer
Phone:    (817) 258-2650
Email:     investorrelations@firstcash.com
Website:    investors.firstcash.com
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